FORM 8-A/A
                                 Amendment No. 3

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               IMO INDUSTRIES INC.

             (Exact name of registrant as specified in its charter)

              Delaware                             21-0733751

     (State of incorporation or         (IRS Employer Identification No.)
            organization)


 1009 Lenox Drive, Building Four West
 Lawrenceville, New Jersey                          08648-0550

(Address of principal executive offices)            (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class to           Name of each exchange on which
            be so registered                     each class is to be

   Preferred Stock Purchase Rights           New York Stock Exchange



If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this Form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:   None




            The undersigned registrant, Imo Industries Inc. (the "Company"), hereby amends and supplements, as set forth below, Items 1 and 2 of the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on May 2, 1997, as amended, which is incorporated herein by reference, (including the exhibits thereto, the "Form 8-A"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Form 8-A.

ITEM 1.     Description of Registrant's Securities to be  Registered

            The response to item 1 in the Form 8-A by is hereby amended by the addition of the following two paragraphs after the last paragraph thereof:

            Effective as of April 15, 1998, the Rights Agreement was amended (the "Fourth Amendment to Rights Agreement") in order (i) to include in the definition of "Permitted Event" under Section 1(a), the contribution (the "Contribution") of common stock of the Company, par value $1.00 per share, by II Acquisition in favor of any subsidiary ("Merger Sub") of II Acquisition that is established to effect any Merger (as defined in Section 1(a)); and (ii) to prevent the Contribution from triggering a "Section 11(a)(ii)(B) Event."

            A copy of the Fourth Amendment to Rights Agreement is attached hereto as Exhibit 5 and is incorporated herein by reference. The foregoing description of the Fourth Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment to Rights Agreement.


ITEM 2.     Exhibits

            1. Rights Agreement, dated as of April 30, 1997, between the Company and First Chicago Trust Company of New York, which includes as Exhibit A the Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock of the Company, as Exhibit B thereto, the Form of Rights Certificate, and as Exhibit C thereto, the Summary of Rights to Purchase Preferred Stock. (Incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement previously filed with the Commission on May 2, 1997.)

            2. Amendment to Rights Agreement, dated as of June 25, 1997, between the Company and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit G to the Company's
                  Schedule 14D-9 Solicitation/Recommendation Statement, filed with the Commission on July 2, 1997.)

            3. Second Amendment to Rights Agreement, dated as of July 25, 1997, between the Company and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit G to the Company's Schedule 14D-9 Solicitation/Recommendation Statement, filed with the Commission on July 31, 1997.)

            4. Third Amendment to the Rights Agreement, dated as of August 21, 1997, between the Company and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit 4 to the Company's Form 8-K Current Report filed with the Commission on August 27, 1997.)

            5. Fourth Amendment to the Rights Agreement, dated as of April 15, 1998, between the Company and First Chicago Trust Company of New York.







                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    IMO INDUSTRIES INC.
                                    (Registrant)


                                    By:  /s/ John A. Young
                                       Name: John A. Young
                                       Title:Vice President, Treasurer,
                                       Assistant Secretary

DATE:  May 1, 1998





                                  EXHIBIT INDEX




    Exhibit No.                           Description

        1. Rights Agreement, dated as of April 30, 1997, between the Company and First Chicago Trust Company of New York, which includes as Exhibit A the Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock of the Company, as Exhibit B thereto, the Form of Rights Certificate, and as Exhibit C thereto, the Summary of Rights to Purchase Preferred Stock.(Incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement previously filed with the Commission on May 2, 1997.)


        2. Amendment to Rights Agreement, dated as of June 25, 1997, between the Company and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit G to the Company's Schedule 14D-9 Solicitation/Recommendation Statement, filed with the Commission on July 2, 1997.)


        3. Second Amendment to Rights Agreement, dated as of July 25, 1997, between the Company and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit G to the Company's Schedule 14D-9 Solicitation/Recommendation Statement, filed with the Commission on July 31, 1997.)


        4. Third Amendment to the Rights Agreement, dated as of August 21, 1997, between the Company and First Chicago Trust Company of New York. (Incorporated by reference to Exhibit 4 to the Company's Form 8-K Current Report filed with the Commission on August 27, 1997.)


        5. Fourth Amendment to the Rights Agreement, dated as of April 15, 1998, between the Company and First Chicago Trust Company of New York.